UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2013

OPTIMER PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-33291	33-0830300
(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, Suite 3501, Jersey City, NJ 07302

(Address of principal executive offices, including zip code)

(201) 333-8819

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 22, 2013, Optimer Pharmaceuticals, Inc., a Delaware corporation (“Optimer”), distributed a supplemental “questions and answers” communication to its employees, which is attached hereto as Exhibit 99.1 and hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit
99.1	Supplemental Questions and Answers For Employees.

Cautionary Statement Regarding Forward-looking Statements

Statements included in this communication that are not a description of historical facts are forward-looking statements, including, without limitation, statements related to the implementation and impact of Optimer’s commercialization strategy, Optimer’s pursuit of new indications for DIFICID, Optimer’s on-going education efforts regarding its patient access initiatives and the burden of Clostridium difficile infection and expansion of DIFICID sales or market potential.  Words such as “expect,” “anticipate,” “will,” “could,” “would,” “project,” “intend,” “plan,” “believe,” “predict,” “estimate,” “should,” “may,” “potential,” “continue,” “ongoing” or variations of such words and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Optimer that any of its plans will be achieved. These forward-looking statements are based on management’s expectations on the date of this release. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Optimer’s business including, without limitation, risks relating to: Optimer’s ability to continue to increase adoption and use of DIFICID, the implementation and success of DIFICID growth initiatives and entry into new markets, whether or not healthcare professionals will prescribe DIFICID, the extent to which DIFICID receives reimbursement coverage from healthcare payors and government agencies, the extent to which DIFICID will be accepted on additional hospital formularies and the timing of hospital formulary decisions, Optimer’s ability to successfully coordinate commercialization efforts with Cubist under its co-promotion agreement, whether Optimer will be able to realize expected benefits under its co-promotion agreement with Cubist and its collaboration agreements with other partners, the possibility of alternative means of preventing or treating CDAD impacting adoption and sales of DIFICID, Optimer’s ability, through its third-party manufacturers and logistics providers, to maintain a sufficient supply of DIFICID to meet demand, the effects of changes in Optimer’s management, uncertainties associated with the proposed merger of Optimer with a wholly owned subsidiary of Cubist and related transactions, including uncertainties relating to the anticipated timing of the proposed merger, the ability of the parties to obtain regulatory approvals required for the merger, the satisfaction of the other conditions to the consummation of the proposed merger, the issuance of preferred stock to Cubist before the closing of the proposed merger, the ability of Cubist to achieve the net sales milestone required to trigger a future cash payment in respect of the contingent value right component of the per share merger consideration, the ability to complete the proposed merger and the impact of the merger on the Company’s business, employees, customers, suppliers and commercial partners, the potential for lawsuits and enforcement proceedings related to the previously disclosed investigations by U.S. authorities and other risks detailed in Optimer’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and Optimer undertakes no obligation to update or revise these statements, except as may be required by law.

Additional Information and Where To Find It

In connection with the proposed merger, Optimer will file a proxy statement with the SEC.  BEFORE MAKING ANY VOTING DECISION, OPTIMER’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Optimer’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC, when they become available, from the SEC’s website at http://www.sec.gov. Optimer’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents, when they become available, by directing a request by mail or telephone to 101 Hudson Street, Suite 3501, Jersey City, NJ 07302, telephone: (201) 333-8819, or from Optimer’s website, http://www.optimerpharma.com.

Participants in Solicitation

Optimer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Optimer’s stockholders with respect to the proposed merger.  Information about Optimer’s directors and executive officers and their ownership of Optimer’s common stock is set forth in the proxy statement for Optimer’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 12, 2013. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger, which may be different than those of Optimer’s stockholders generally, may be obtained by reading the proxy statement regarding the proposed merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Date: August 22, 2013	By:	/s/ Stephen W. Webster
Stephen W. Webster
Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Supplemental Questions and Answers For Employees.